FORBEARANCE AGREEMENT

This Forbearance Agreement (this "**Agreement**") is entered into as of August 17, 2012, by and between Tonaquint, Inc., a Utah corporation ("**Holder**"), and Wound Management Technologies, Inc., a Texas corporation (the "**Company**").

A. The Company previously issued to Holder on June 21, 2011, a Secured Convertible Promissory Note (the "**Note**") in the original principal amount of $560,000.00. Capitalized terms not defined herein shall have the same meaning as set forth in the Note.

B. The Note was issued pursuant to that certain Securities Purchase Agreement dated June 21, 2011 (the "**Securities Purchase Agreement**") and other Transaction Documents (as such term is defined in the Securities Purchase Agreement). The purchase price for the Note was to be paid in a series of installment payments as set forth in the Securities Purchase Agreement. Future installment payments required to be made by Holder under the Securities Purchase Agreement were evidenced by five (5) separate Buyer Mortgage Notes.

C. On December 23, 2011, Holder delivered to the Company that certain Conversion Notice (the "**First Conversion Notice**") wherein it notified the Company it was electing to convert $10,000 of the Note balance into 97,561 Conversion Shares. The Company failed to deliver the Conversion Shares as required by the Note. In a letter dated April 25, 2012, the Company provided written notice of the certain defaults (collectively, the "**Company Defaults**") and the election to offset the Buyer Mortgage Notes against the Outstanding Balance of the Note.

D. On or about January 27, 2012, H.E.B., LLC, a Nevada limited liability company ("**HEB**"), and Secure eHealth, LLC, a Nevada limited liability company ("**eHealth**") (HEB and eHealth are collectively referred to as "**Buyer**") and Holder entered into that certain Note Purchase Agreement (the "**Note Purchase Agreement**"), whereby Holder proposed to sell, transfer and assign to Buyer, and Buyer agreed to purchase from Holder, all of Holder's right, title and interest in, and to, the Note for a purchase price of $385,000.00 (the "**Purchase Price**") along with other Closing requirements outlined in the Note Purchase Agreement. As described in that certain letter from Holder to Buyer dated March 27, 2012 ("**Buyer Default Notice**"), Buyer is in default ("**Buyer Default**") for failure to make all of the payments required under the Note Purchase Agreement.

E. Buyer did not cure the Buyer Default within fifteen days after receiving the Buyer Default Notice, and therefore, according to the terms of the Note Purchase Agreement, the purchase of the Note by Buyer was not completed, and Holder has the right to retain all payments made by Buyer toward the Purchase Price.

F. The Company has requested that Holder forbear from exercising any additional conversion rights under the Note.

G. Holder has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to refrain and forbear temporarily from requesting any additional conversions under the Note so long as the Company is not in default of its obligations set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2. Forbearance. Subject to the terms, conditions and understandings contained in this Agreement, Holder hereby agrees to refrain and forbear from exercising and enforcing its conversion rights under the Note and from enforcing its rights under the Note to be paid (the "**Forbearance**") until the expiration of the Forbearance Period (as defined below), provided that the Company is not in default under this Agreement at any time during such period. For the avoidance of doubt, the Forbearance shall only apply to optional conversions under Section 3 of the Note.

3. Payment of Note. Subject to the terms set forth herein, Holder agrees to accept as full payment of the Note the amount of $220,000 ("**Forbearance Payment**"), payable as follows:

(a) Conversion Shares. Attached hereto as Exhibit A is a Conversion Notice (the "**Second Conversion Notice**") dated August 1, 2012 with a Conversion Amount of $20,000 (the "**Second Conversion Notice Amount**"). Within three Trading Days of the date of this Agreement, the Company will issue to Holder a number of Conversion Shares equal to the Second Conversion Notice Amount divided by the Market Price as of August 1, 2012 (as defined below) (the "**Initial Settlement Shares**"). Fifteen Trading Days (the "**Final Settlement Date**") following the date on which Initial Settlement Shares have been cleared and are freely tradable (the "**Trading Date**"), the number of Initial Settlement Shares that would have been delivered shall be recalculated (the "**Final Settlement Shares**") by dividing the Second Conversion Notice Amount by the 15-Trading Day average of the Market Price using the Market Price for the 15 Trading Days immediately following the Trading Date. In the event the number of Final Settlement Shares exceeds the number of Initial Settlement Shares, the Company shall deliver to Holder Conversion Shares equal to the number of such excess Final Settlement Shares (the "**Excess Shares**") within three Trading Days of the Final Settlement Date. In the event the number of Final Settlement Shares is less than the number of Initial Settlement Shares previously delivered to Holder, Holder shall deliver Conversion Shares equal to the number of such excess Initial Settlement Shares to the Company within three Trading Days of the Final Settlement Date. For purposes hereof, the term "**Market Price**" means the Volume Weighted Average Price for a given Trading Day multiplied by 80%. During the period between and including the Trading Date and the Final Settlement Date, the Company will have the right to stop Holder from continuing to sell the Initial Settlement Shares by wiring to Holder the sum of $20,000 in cash (the "**Cash Payment**"). Following Holder's receipt of the Cash Payment, (1) Holder will stop selling any unsold Initial Settlement Shares in its possession (including in Holder's brokerage account) (the "**Residual Initial Settlement Shares**") and shall hold such Residual Initial Settlement Shares in Holder's brokerage account; (2) on the Final Settlement Date, Holder will return all Residual Initial Settlement Shares and an amount of cash equal to the lesser of

(i) $20,000 less the value of those Residual Initial Settlement Shares being returned, which value shall be equal to the ratio of the number Residual Initial Settlement Shares being returned to the Company over the number of Initial Settlement shares originally delivered to Holder multiplied by $20,000, and (ii) the cash proceeds received by Holder from its sales of Initial Settlement Shares (less any fees incurred by Holder from such sales transactions); and (3) the Company shall not deliver any Excess Shares to Holder.

(b) Cash Payment. Prior to the end of the Forbearance Period, the Company will pay $200,000 in cash to the Company ("**Final Cash Payment**").

(c) Cancellation of Note. Conditioned upon receiving the applicable Conversion Shares related to the Second Conversion Notice and the Final Cash Payment within the time periods required herein, the Note shall be deemed satisfied in full and the Company will have no further obligations owing to Holder under the Note.

(d) Default. Any failure to issue the Conversion Shares in connection with the Second Conversion Notice or failure to pay the Final Cash Payment when due will automatically be considered a default by the Company under this Agreement without the need for any notice from Holder.

4. Dismissal of Complaint. Holder agrees to dismiss the complaint filed against the Company without prejudice once the Initial Settlement Shares have been cleared and are freely tradable.

5. Forbearance Period. The Company shall be entitled to the Forbearance for the period beginning on the date of this Agreement and ending 60 calendar days thereafter (the "**Forbearance Period**"). The Company will have the option to extend the Forbearance Period for two consecutive periods of 30-days each by delivering to the Holder at least 10 calendar days prior to the end of the original Forbearance Period or extension period, as applicable, a notice of extension ("**Extension Notice**"). In order for the Extension Notice to be effective, (i) the Extension Consideration (defined below) must simultaneously be delivered to the Holder, and (ii) the Extension Notice must identify what portion of the Extension Consideration is paid in cash and which portion is paid in Conversion Shares. The "**Extension Consideration**" is equal to $5,000 for the first Extension Notice and $10,000 for the second Extension Notice, and must be paid, at the election of the Company, either in cash or by the issuance of fully paid and non-assessable shares of the Company's Common Stock ("**Extension Shares**") pursuant to the terms set forth below, *provided* that to be effective, any Extension Shares must be delivered to the Holder on or prior to the due date for the Extension Notice. The Extension Shares the Company elects to deliver as Extension Consideration shall be delivered to Holder within three Trading Days of the date of the applicable Extension Notice (the "**Initial Extension Shares**"). The number of Initial Extension Shares delivered shall be equal to the portion of the Extension Consideration for which the Company elected to pay in Extension Shares divided by the Market Price as of the date of the Extension Notice. Fifteen Trading Days following the applicable Trading Date (the "**Extension Share Settlement Date**"), the number of Initial Extension Shares that would have been delivered shall be recalculated (the "**Final Extension Shares**") by dividing the portion of the Extension Consideration for which the Company elected to pay in Extension Shares by the 15-Trading Day average of the Market Price using the Market Price for the 15

Trading Days immediately following the applicable Trading Date. In the event the number of Final Extension Shares exceeds the number of Initial Extension Shares, the Company shall deliver to Holder Extension Shares equal to the number of such excess Final Extension Shares within three Trading Days of the Extension Share Settlement Date. In the event the number of Final Extension Shares is less than the number of Initial Extension Shares previously delivered to Holder, Holder shall deliver Extension Shares equal to the number of such excess Initial Extension Shares to the Company within three Trading Days of the Extension Share Settlement Date. Any Extension Consideration paid to the Holder in cash or Extension Shares will not apply to and will not reduce the Forbearance Payment or the Outstanding Balance of the Note.

6. Failure to Comply. The Company understands that the Forbearance shall terminate immediately upon the occurrence of any breach of this Agreement. In such event, this Agreement shall automatically terminate and Holder may then submit additional conversion notices to the Company pursuant to the terms set forth in the Note.

7. Ratification of Note. The Note shall be and remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects by the Company's affirmation of this Agreement. The Company acknowledges that it is unconditionally obligated to pay the Outstanding Balance of the Note pursuant to its terms and represents that such obligation is not subject to any defenses, rights of offset, or counterclaims; *provided, however*, that the Company may satisfy the Note in full by strict compliance with Section 3 above. The Outstanding Balance of the Note upon execution of this Agreement shall be deemed and affirmed to be $455,699.22. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Holder under the Note, as in effect prior to the date hereof.

8. Representations and Warranties. In order to induce Holder to enter into this Agreement, the Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) The Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder.

(b) The Company is in default under the Note. Such Company Defaults have has not been, are not hereby, and shall not be deemed to be waived by Holder, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of the Company's obligations under the Note or this Agreement. The agreement of Holder to refrain and forbear from exercising any conversion rights under the Note shall not constitute a waiver of, consent to, or condoning of, any existing or future default.

(c) All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any

material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. The Company acknowledges and agrees that Holder has been induced in part to enter into this Agreement based upon Holder's justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement, the recitals being deemed to be part of this Agreement and are incorporated hereby. There is no fact known to the Company or which should be known to the Company which the Company has not disclosed to Holder on or prior to the date hereof which would or could materially and adversely affect the understandings of Holder expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(d) Except as expressly set forth in this Agreement, the Company acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of the Company under the terms of the Note.

(e) The Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Holder, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Note. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. The Company hereby acknowledges and agrees that the execution of this Agreement by Holder shall not constitute an acknowledgment of or admission by Holder of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(f) The Company hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by the Company (or had the opportunity to be represented by counsel). The Company further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm's-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other

governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(g) There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against the Company.

(h) There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on the Company, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

(i) The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

(j) To the best of its belief, after diligent inquiry, other than the Company Default, the Company represents and warrants that, to the best of its belief, as of the date hereof no other defaults under the Note exist.

9. Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party hereto submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth herein, such service to become effective ten (10) days after such mailing.

11. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

12. Attorneys' Fees. In the event of any litigation or dispute arising from this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full

amount of the attorneys' fees and expenses paid by said prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

13. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect

14. Entire Agreement; Amendments. This Agreement, together with all exhibits and all other documents referred to herein, supersedes all other prior oral or written agreements between the Company, Holder, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Holder nor the Company makes any representation, warranty, covenant or undertaking with respect to such matters.

15. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, including without limitation its financing sources, in whole or in part. The Company may not assign this Agreement or any of his obligations herein without the prior written consent of Holder.

17. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Note shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Holder and the Company, and affirmed by the Company. If there is any conflict between the terms of this Agreement and the Note, the terms of this Agreement shall prevail.

18. Time of Essence. Time is of the essence of this Agreement.

19. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to the Company or Holder (i) must be in writing and (ii) must be sent pursuant to Section 24 of the Note.

20. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

COMPANY:

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: ______________________
Name: ______________________
Title: ______________________

HOLDER:

TONAQUINT, INC.

By: ______________________
John M. Fife, President

ATTACHMENTS:
Exhibit A – Conversion Notice for $20,000

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

COMPANY:

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: ______________________
Name: Robert Lutz, Jr.
Title: CEO

HOLDER:

TONAQUINT, INC.

By: ______________________
John M. Fife, President

ATTACHMENTS:
Exhibit A – Conversion Notice for $20,000

[Signature page to Forbearance Agreement]